EMPLOYMENT AGREEMENT                  EXHIBIT 10.9

        Agreement made and entered into as of the Fifteenth day of September, 1998, by and between INTERNET COMMERCE CORPORATION, a Delaware corporation, having a place of business at 805 Third Avenue, New York, New York 10022 ("Employer" or "Company"), and Richard Berman, residing at 315 East 73rd Street, New York, New York 10021 ("Employee").

        WHEREAS, Employer is engaged in the business of designing and marketing electronic document interchange systems and desires to employ Employee as Chairman and Chief Executive Officer of Employer and Employee desires to be employed by Employer, all pursuant to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.      EMPLOYMENT: DUTIES.
        ------------------

        Employer hereby agrees to employ Employee, and Employee hereby agrees to accept employment during the term hereof on a full-time basis, as Chairman and Chief Executive Officer, and shall perform such services as are customarily performed by persons holding such office, and shall be subject at all times to the direction of the Board of Directors of Employer. Place of employment, when Employee is not engaged in travel on Company business, shall be the New York City area, unless otherwise agreed. Nothing herein contained shall be construed as (a) preventing Employee from investing his personal assets in any business which does not compete directly or indirectly with Employer and does not involve any diversion of employee's business time, or (b) preventing Employee from purchasing securities in any corporation whose securities are regularly traded, if such purchases shall not result in his owning beneficially at any time 1% or more of the equity of any corporation engaged in a business which is competitive, directly or indirectly, to that of Employer.

2.      TERM.
        ----

        (a) Employee's employment hereunder shall be for a term commencing on September 15, 1998 and ending two years thereafter.

3.      COMPENSATION.
        ------------

        (a) As full compensation for the performance of his duties on behalf of Employer, Employer shall pay Employee a base salary at the rate of $180,000 per annum, payable in installments in accordance with the usual practice of Employer. Employee's first 6 months salary will accrue and be paid in equivalent shares of Class A Common Stock at the market value on March 15, 1999. On or about March 16, 1999, the Board of Directors will conduct a review and determine method of compensation from that date forward.





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        (b) Employer  shall  reimburse  Employee  only for  reasonable  expenses incurred by Employee in connection with his duties hereunder upon presentation by Employee of the details of and vouchers for such expenses in accordance with customary Employer practice.

        (c) Employee shall be eligible for all executive benefits approved by the Board of Directors which shall include the same medical benefits provided for executives of Infosafe Systems, Inc.

        (d) Employee shall be entitled to 20 days of vacation per year, of which 5 may be carried over into the following year up to a cumulative total of 10 days carried over.

        (e) Employee shall be granted 1,250,000 options to purchase the Company's Class A Common Stock pursuant to the Company's Employee Stock Option Plan, one-third of which will vest upon employment and the balance of which vest in 20% increments when the Company's Class A Common Stock attains or exceeds each of the following per share bid prices for 20 consecutive trading days:
$1.50, $2.00, $2.50, $3.00 and $3.50. Upon the effective date of the Company's reorganization including its 1 for 5 reverse stock split, the number of options and target bid prices will be adjusted accordingly.

4.      INTELLECTUAL PROPERTY.
        ---------------------

        (a) The Employee hereby assigns to the Company all of his right, title and interest in and to all inventions, discoveries, improvements, ideas, formulas, systems and related documentation and other works of authorship which are directly or indirectly related to the actual or presently anticipated business activities of the Company or its affiliates (hereinafter referred to as "Intellectual Property"), whether or not patentable, copyrightable or entitled to or eligible for other forms of protection, which during the term of the Employee's employment by the Company the Employee may create, develop, write or conceive, whether during or outside of regular working hours on the Company's premises, either alone or together with others (including others not employed by the Company or any subsidiary or affiliate of the Company), in whole or in part, either (i) in the course of such employment, (ii) relating to the business or research and development efforts of the Company or any of its subsidiaries or
(iii) with the use of the time, materials, private or proprietary information or facilities of the Company or any of its subsidiaries.

        (b) The Employee further agrees, without charge to the Company, but at the Company's expense, (i) to disclose promptly to the Company all such Intellectual Property, (ii) at the Company's request, to execute and deliver promptly a specific assignment to the Company of any right, title and interest to such Intellectual Property, including proprietary rights arising from patent applications, and (iii) to take promptly any other action that may be reasonably necessary on the part of the Employee to enable the Company to obtain patents, copyrights or other forms of protection for such Intellectual Property in the United States and other countries.

5. NON-COMPETITION.
   ---------------

        The Employee acknowledges that his employment by the Company brings him into close contact with many confidential affairs of the Company, including, without limitation, information about inventions, improvements, modifications, discoveries, costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, concepts, technical processes and applications and other business affairs and methods of the Company (collectively referred to hereinafter as Information). The Employee further acknowledges that his employment by the Company involves the performance of services that are of a special, unique, unusual, extraordinary and intellectual character, and that the relationships between the Company and its officers, employees, agents, consultants, suppliers, independent contractors and customers constitute a valuable asset of the Company. In recognition of the foregoing, the Employee covenants and agrees:

        (a) During the term of this  Agreement  and for a period of  twenty-four
(24) months from date of termination of his employment hereunder for whatever reason, that he will not solicit any customers who are presently or may hereafter become customers of Employer unless such solicitation is entirely unrelated to Employer's business, or compete in any way with Employer alone or together with others in any state or foreign country in which (i) a facility of the Employer is located, (ii) Employer is engaged in business at the time of termination of employment, or (iii) where Employee knows Employer intends to carry on business in such area by expansion of its activities within two (2) years following termination.

        (b) Subsequent to the termination of this agreement, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationship with its customers or suppliers or solicit the employees of Employer.

        (c) During the term of this Agreement and after termination of the Employment Period, for whatever reason, except in connection with his employment Employee will not disclose or use or enable anyone else to use any Information which may be obtained by him or available to him during the term of employment whether or not the Information will be considered proprietary or secret.

        (d) In the event that Employee breaches any provisions of this paragraph 5, or there is a threatened breach, then, in addition to any other rights which Employer may have, Employer shall be entitled to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this paragraph, Employee shall not urge as a defense that them is an adequate remedy at law nor shall Employer be prevented from seeking any other remedies which may be available.

        (e) The existence of any claim or cause of action by Employee against Employer; whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenants but shall be litigated separately.

6.      REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.
        ------------------------------------------

        Employee represents and warrants to Employer that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the rights of Employer hereunder and (b) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

7.      TERMINATION.
        -----------

        (a) Anything to the contrary notwithstanding, this Agreement shall terminate before the expiration of the term hereof in the event of the Employee's (i) death or (ii), at the discretion of Employer, disability for a period of twenty (20) consecutive weeks.

        (b) Employee's employment may also be terminated by the Employer before the expiration of the term hereof only for cause as herein defined. Cause shall mean any of the following occurrences:

        (i) The Employee's conviction of a felony by a court of competent jurisdiction (which conviction, through lapse of time or otherwise is not subject to appeal); or

        (ii) The Employee's commission of an act of fraud or embezzlement upon the Employer; or

        (iii) The failure by the Employee to devote such time or perform such services as are required hereunder.

8.      NOTICES.
        -------

        All notices hereunder shall be in writing and shall be delivered in person or given by registered or certified mail, postage prepaid, and sent to the parties all the respective addresses above set forth. Either party may designate any other address to which notice shall be given, by giving notice to the other of such change of address in the manner herein provided.

9.      SEVERABILITY OF PROVISIONS.
        --------------------------

        If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.







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10.     GOVERNING LAW.
        -------------

        This Agreement shall be construed and governed by the laws of the State of New York.

11.     NON-WAIVER.
        ----------

        The failure of either party to insist upon the strict performance of any term or condition in this Agreement shall not be considered a waiver or relinquishment of future compliance therewith.

12.     BINDING EFFECT.
        --------------

        Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrances, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives.

13.     NO THIRD PARTY BENEFICIARIES.
        ----------------------------

        This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 12).

14.     HEADINGS.
        --------

        The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

15.     ENTIRE AGREEMENT: MODIFICATION.
        ------------------------------

        This Agreement contains the entire agreement between the parties relating to the subject matter hereof. No modification of this Agreement shall be valid unless it is made in writing and signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

        INTERNET COMMERCE CORPORATION, Employer


        By: /s/                                    /s/ Richard Berman
           ---------------------------             -----------------------------
        For the Board of Directors                 Richard Berman